Exhibit 10.1

     ALAN G. JORDAN                                        TIM L. CARR
      2772 HOLYOKE                                   4158 GLEN EAGLES COURT
ANN ARBOR, MICHIGAN 48103                       WEBSTER TOWNSHIP, MICHIGAN 48130


                                 April 10, 2005

Arotech Corporation
250 West 57th Street
Suite 310
New York, New York 10107

Attention:  Robert S. Ehrlich
            Chairman, President and CEO

                 Re: Stock Purchase/Sale Agreement

Gentlemen:

      Reference is made to the Stock Purchase and Sale Agreement dated January 7, 2004 (the "Agreement") by and among ourselves (the "Shareholders"), Arotech Corporation, a Delaware corporation ("Arotech"), and FAAC Incorporated, a Michigan corporation ("FAAC"). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. This letter supersedes the letter between us dated February 15, 2005.

      This will confirm our agreement to your request that we modify the terms of the Agreement to provide that, notwithstanding anything to the contrary in the Agreement or in the Restated Security Agreement dated February 19, 2004 (the "Security Agreement") between and among Arotech, FAAC, and the Shareholders, payment of the 2004 Earnout Consideration shall be made by Arotech as follows:

            1. On or prior to March 31, 2005, Arotech will transfer to the Shareholders all right and title to the Debt Instruments, as defined in and serving as security under the Security Agreement and being held pursuant to the terms of an Escrow Agreement dated February 19, 2004 between and among Arotech, the Shareholders and HSBC Bank USA or, at Arotech's option, Arotech will deliver to the Shareholders a cashier's check or wire transfer of immediately available funds in an amount equal to the principal plus accrued interest then outstanding under those Debt Instruments.

            2. As soon as Arotech has filed its Form 10-K for 2004, but in no event later than April 30, 2005 (the "Issuance Date"), Arotech will issue in the name of the Shareholders and deliver to CIBC Israel, a subsidiary of CIBC World Markets (the "Broker"), that number of registered shares of Arotech Common Stock (the "Shares") having a value, based upon the lowest of the bid price in the previous 20 days immediately preceding the Issuance Date, of $10,000,000 (which is approximately 125% of the amount that Arotech and the Shareholders estimate will be the remaining balance of the 2004 Earnout Consideration after application of the amount specified in Paragraph 1(but in no event will Arotech be obligated to issue additional shares which, when combined with the Shares and the Closing Stock Consideration, will constitute more than 20% of Arotech's issued and outstanding common stock on the date the Shares were issued)) for sale or distribution in accordance with the procedures hereafter described.

            3. Immediately following the Issuance Date, the Buyer will cause the Broker to initiate and thereafter implement as rapidly as possible the sale, in one or more transactions, of that number of the Shares as will be required to generate net proceeds to the Shareholders (after all fees to the Broker and all other transactional expenses) of the remaining balance of the 2004 Earnout Consideration after application of the amount


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Arotech Corporation
April 10, 2005
Page 2

                  specified in Paragraph 1, plus (as provided in the Agreement) interest on that remaining t 12 12 balance from April 1, 2005 until paid at the rate of 12% per annum (collectively, the
                  "Earnout Balance") and, within three (3) business days following each such sale, to disburse such net proceeds to the Shareholders by wire transfer to an account or accounts designated by the Shareholders. In implementing those sales, the Broker shall operate with the primary objective to generate net proceeds equal to the Earnout Balance for distribution to the Shareholders on or before September 30, 2005 and, to the extent (but only to the extent) consistent with that primary objective, to maximize the average price per share at which the Shares are sold. Unless at the written directive of the Shareholders, no sales of Shares will be completed at a price that is less than 80% of the price per share that was the valuation basis for the issuance of the Shares.

            4. If as of September 30, 2005, the Shareholders have not received full payment of the Earnout Balance from distributions of cumulative net proceeds of the sales of the Shares, then the following shall apply:

                           (a) If, based upon the lowest of the bid price in the
                  20 days immediately preceding September 30, 2005, the market value of the Shares then held by the Broker for sale is less than 125% of the Earnout Balance not yet paid as of that date, then Arotech, on October 3, 2005, shall issue in the name of the Shareholders and deliver to the Broker that number of additional registered shares of Arotech Common Stock as will be required to achieve that percentage (but in no event will Arotech be obligated to issue additional shares which, when combined with the Shares and the Closing Stock Consideration, will constitute more than 20% of Arotech's issued and outstanding common stock on the date the Shares were issued); and

                           (b) The Shareholders shall have the right, as of or
                  at any time after October 3, 2005, (i) to direct the Broker to sell the Shares at whatever prices are offered in the market and the Shareholders approve and (ii) if the Shareholders so elect, by written notice (the "Notice") delivered to the Broker and Arotech, to require that the Broker release and deliver to the Shareholders on or before the fifth (5th) business day following the date of delivery of the Notice any remaining net proceeds from the prior sales of the Shares and any remaining Shares that had not yet been sold as of the date the Notice was delivered so that the Shareholders can directly implement the sale of the Shares.

5. If, at any time prior to March 31, 2006, the Shareholders receive full payment of the Earnout Balance from distributions of cumulative net proceeds of the sales of the Shares, then
                  (a) any net proceeds of such sales in excess of the Earnout Balance shall be delivered to the Buyer and (b) any Shares remaining unsold after such full payment shall be delivered to the Buyer.

            6. If as of March 31, 2006, the Shareholders have not received full payment of the Earnout Balance from distributions of cumulative net proceeds of the sales of the Shares, then the Shareholders shall have the right, as of or at any time after that date, by written demand delivered to the Buyer (the "Demand"), to require that the Buyer, on or before the tenth
                  (10th) business day following the date of delivery of that Demand, pay to the Shareholders by a cashier's check or wire transfer of immediately available funds an amount equal to Earnout Balance and, following receipt of such payment, the Shareholders will waive all rights to any remaining net proceeds from the prior sales of the Shares and to any remaining Shares, if any, that had not yet been sold as of the date such payment and any remaining net proceeds and Shares, if any, shall be delivered to the Buyer.


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Arotech Corporation
April 10, 2005
Page 3

            7. Until paid, the 2004 Earnout Consideration will continue to bear interest at the rate specified in Section 2.4.1 of the Agreement.

            8. Unless and until the 2004 Earnout Consideration is paid in full, the provisions for security for that payment in the Security Agreement will remain in full force and effect.

            Except as expressly stated above, all provisions of the Agreement, as originally signed and previously amended, remain in full force and effect.

            If the foregoing is acceptable to you, kindly sign in the place provided for your signature below, whereupon this letter will become a binding amendment to the Agreement, the Security Agreement and the Escrow Agreement.

                                            Sincerely,


                                            Alan G. Jordan


                                            Tim L. Carr


ACCEPTED AND AGREED:

AROTECH CORPORATION


By:
    ----------------------------------------------
     Robert S. Ehrlich
     Chairman, President and CEO

ACCEPTED AND AGREED:

FAAC INCORPORATED


By:
    ----------------------------------------------
     Alan G. Jordan
     Chairman and CEO